UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2003

InSite Vision Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-22332	94-3015807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

965 Atlantic Avenue, Alameda, California	94501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 865-8800

Not applicable

(Former name or former address, if changed since last report)

ITEM 5.	OTHER EVENTS AND REGULATIONS FD DISCLOSURE	3

ITEM 7.	EXHIBITS	5

	SIGNATURES	7

	EXHIBIT INDEX

	Exhibit 2.1

	Exhibit 4.1

	Exhibit 4.2

	Exhibit 4.3

	Exhibit 4.4

	Exhibit 99.1

	Exhibit 99.2

Item 5.	Other Events and Required Regulation FD Disclosure

On September 22, 2003, InSite Vision Incorporated, a Delaware corporation (“InSite Vision”), Arrow Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of InSite Vision, and Ophthalmic Solutions, Inc., a Delaware corporation (“Ophthalmic Solutions”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The merger contemplated by the Merger Agreement (the “Merger”) was also completed on September 22, 2003. As a result of the Merger, Ophthalmic Solutions became a wholly-owned subsidiary of InSite Vision and all outstanding shares of Ophthalmic Solutions’ capital stock held by its sole stockholder were converted into 100 shares of InSite Vision common stock. Ophthalmic Solutions is a private, development stage company formed to pursue opportunities for over-the-counter products in the area of ophthalmology and had immaterial assets and liabilities as of September 22, 2003, other than its obligations under and proceeds from the debentures described below.

Immediately prior to the Merger, Ophthalmic Solutions entered into a Convertible Debenture Purchase Agreement (the “Purchase Agreement”), dated as of September 22, 2003, with HEM Mutual Assurance LLC, an accredited investor located in Denver, Colorado (“HEM”), pursuant to which it sold and issued convertible debentures to HEM in an aggregate principal amount of up to $1,000,000 in a private placement pursuant to Rule 504 of Regulation D under the Securities Act of 1933, as amended. Two debentures in the aggregate principal amount of $500,000 were issued for gross proceeds of $500,000 in cash (the “Initial Debentures”) and an additional debenture in the aggregate principal amount of $500,000 (the “Contingent Debenture” and collectively with the Initial Debentures, the “Debentures”) was issued in exchange for a promissory note from HEM in the principal amount of $500,000 (the “Note”). Each of the Debentures has a maturity date of September 21, 2008, subject to earlier conversion or redemption pursuant to its terms, and bears interest at the rate of 1% per year, payable in cash or shares of common stock at the option of the holder of the Debentures. As a result of the Merger, InSite Vision has assumed the rights and obligations of Ophthalmic Solutions in the private placement, including the gross proceeds raised through the sale of the Debentures, the Note issued by HEM to Ophthalmic Solutions, and Ophthalmic Solutions’ obligations under the Debentures and the Purchase Agreement.

As a result of the Merger, $492,750 in principal amount of the Initial Debentures are now convertible into unrestricted shares of InSite Vision common stock (the “Common Stock”) at a conversion price that is the lower of $0.30 or the average of the three lowest closing per share bid prices for the Common Stock during the 40 trading days prior to conversion. $3,625 in principal amount of the Initial Debentures are now convertible into unrestricted shares of Common Stock at a conversion price $0.01 per share. An additional $3,625 in principal amount of the Initial Debentures will become convertible into unrestricted shares of Common Stock at a conversion price $0.01 per share if and when the Note is paid in full and the Contingent Debenture becomes convertible into Common Stock.

The $500,000 Contingent Debenture may not be converted, does not accrue interest, and is not subject to repayment at maturity unless and until (i) the closing per share bid price for the Common Stock has been at least $0.30 for thirty consecutive trading days at any time from September 22, 2003 to September 21, 2008; (ii) a sufficient number of shares of

Common Stock are then held in escrow to cover at least 200% of the number of shares that would then be necessary to satisfy the full conversion of all then outstanding converted Debentures; and (iii) the Note has been paid in full by HEM. The Note becomes payable in full by HEM to InSite Vision as soon as the Contingent Debenture becomes convertible and subject to repayment as described above. If and when the Contingent Debenture becomes convertible, it will be convertible into unrestricted shares of Insite Vision Common Stock at a conversion price that is the lower of $0.375 or the average of the three lowest closing per share bid prices for the Common Stock during the 40 trading days prior to conversion.

The conversion price and number of shares of Common Stock issuable upon conversion of the Debentures is subject to adjustment for stock splits and combinations and other dilutive events. To satisfy its conversion obligations under the Debentures, InSite Vision has placed 5,000,000 shares of Common Stock into escrow for potential issuance to HEM upon conversion of the Debentures.

The Debentures may never be converted into an aggregate of more than 5,000,000 shares of Common Stock unless InSite Vision elects to increase the number of shares held in escrow and obtains stockholder approval in accordance with the rules and regulations of The American Stock Exchange or such other exchange, market or system on which InSite Vision’s common stock is then listed. If the conversion rate of the Debentures would require InSite Vision to issue more than an aggregate of 5,000,000 shares of Common Stock upon conversion of the Debentures and InSite Vision has not elected to increase the number of shares held in escrow (or fails to obtain any required stockholder approval for such proposed increase), InSite Vision will be required to redeem the unconverted amount of the Debentures for 140% of the principal amount thereof, plus accrued and unpaid interest.

In addition, the Debentures may not be converted if after such conversion the holder would beneficially own more than 5% of InSite Vision’s then outstanding Common Stock, unless the holder waives this limitation by providing InSite Vision 75 days prior notice.

InSite Vision has the right to redeem the Debentures, in whole or in part, at any time on 30 days advanced notice for 140% of the principal amount of the outstanding Debentures being redeemed, plus accrued and unpaid interest. In addition, if at any time any of the Debentures are outstanding, InSite Vision receives debt or equity financing in an amount equal to or exceeding Five Million dollars ($5,000,000) in a single transaction or series of related transactions (excluding any portion of such financing consisting of forgiveness of debt or other obligations), InSite Vision is required to redeem the Debentures (including the Contingent Debenture) for 150% of the amount of the then outstanding Debentures, less the amount of the Note if not then repaid. If trading in the Common Stock is suspended (other than suspensions of trading on such market or exchange generally or temporary suspensions pending the release of material information) for more than ten trading days, or if the Common Stock is delisted from the exchange, market or system on which it is then traded and not relisted on another exchange, market or the Over the Counter Bulletin Board within 10 trading days, HEM may elect to require InSite Vision to redeem all then outstanding Debentures (including the Contingent Debenture) and any shares of Common Stock held by HEM through prior conversions at a price equal to the sum of the aggregate market value of the Common Stock then held by HEM, less the amount of the Note if not then repaid, through prior conversions plus the value of all unconverted Debentures then held by HEM, calculated in each case in the manner set forth in the Purchase Agreement. InSite Vision would owe an interest penalty of 8% per year on any payments not made within 7 business days of a redemption request made pursuant to the preceding sentence.

Pursuant to the Purchase Agreement, until December 22, 2003, InSite Vision is prohibited from offering or issuing any floorless convertible security or any equity line of credit, although it may enter into any other debt or equity financing during such period. In addition, HEM has the right to participate in any debt or equity financing offered by InSite Vision during the 30-day period following December 22, 2003.

Until such time as it no longer holds any Debentures, neither HEM nor its affiliates may engage in any short sales of the Common Stock if there is no offsetting long position in the Common Stock then held by HEM or such affiliates.

On September 23, 2003, InSite Vision issued a press release announcing the interim financing obtained through the Merger, a copy of that press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

The foregoing descriptions of InSite Vision’s acquisition of Ophthalmic Solutions, the Debentures issued in the private placement between Ophthalmic Solutions and HEM, and the assumption by InSite Vision of the rights and obligations under the Debentures, are only a summary and are qualified in their entirety by reference to the documents filed as exhibits to this Current Report on Form 8-K, which exhibits are hereby incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed as a part of this report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 22, 2003, by and among InSite Vision Incorporated, a Delaware corporation, Arrow Acquisition, Inc., a Delaware corporation, and Ophthalmic Solutions, Inc., a Delaware corporation.

4.1	Convertible Debenture Purchase Agreement, dated as of September 22, 2003, by and between Ophthalmic Solutions, Inc. and HEM Mutual Assurance LLC.

4.2	$492,750 1% Convertible Debenture Due September 21, 2008, originally issued by Ophthalmic Solutions, Inc., a Delaware corporation to HEM Mutual Assurance LLC on September 22, 2003.

4.3	$7,250 1% Convertible Debenture Due September 21, 2008, originally issued by Ophthalmic Solutions, Inc., a Delaware corporation to HEM Mutual Assurance LLC on September 22, 2003.

4.4	$500,000 1% Convertible Debenture Due September 21, 2008, originally issued by Ophthalmic Solutions, Inc., a Delaware corporation to HEM Mutual Assurance LLC on September 22, 2003.

99.1	Promissory Note, in the amount of $500,000, originally issued by HEM Mutual Assurance LLC to Ophthalmic Solutions, Inc., a Delaware corporation on September 22, 2003.

99.2	Press Release, issued by InSite Vision, Inc. on September 23, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSITE VISION INCORPORATED

Dated: September 23, 2003	By:	/s/ S. Kumar Chandrasekaran
S. Kumar Chandrasekaran, Ph. D. Chief Executive Officer

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 22, 2003, by and among InSite Vision Incorporated, a Delaware corporation, Arrow Acquisition, Inc., a Delaware corporation, and Ophthalmic Solutions, Inc., a Delaware corporation.
4.1	Convertible Debenture Purchase Agreement, dated as of September 22, 2003, by and between Ophthalmic Solutions, Inc. and HEM Mutual Assurance LLC.
4.2	$492,750 1% Convertible Debenture Due September 21, 2008, originally issued by Ophthalmic Solutions, Inc., a Delaware corporation to HEM Mutual Assurance LLC on September 22, 2003.
4.3	$7,250 1% Convertible Debenture Due September 21, 2008, originally issued by Ophthalmic Solutions, Inc., a Delaware corporation to HEM Mutual Assurance LLC on September 22, 2003.
4.4	$500,000 1% Convertible Debenture Due September 21, 2008, originally issued by Ophthalmic Solutions, Inc., a Delaware corporation to HEM Mutual Assurance LLC on September 22, 2003.
99.1	Promissory Note, in the amount of $500,000, originally issued by HEM Mutual Assurance LLC to Ophthalmic Solutions, Inc., a Delaware corporation on September 22, 2003.
99.2	Press Release, issued by InSite Vision, Inc. on September 23, 2003.